Agreement
                                   ---------

         AGREEMENT, dated as of September 1, 1994, between NYNEX Corporation, a Delaware corporation (the "Company"); and Alan Z. Senter, an individual residing at 2 West 67th Street, New York, NY 10023 (the "Executive").

         In consideration of the mutual agreements and covenants contained herein, the Company and the Executive hereby agree as follows:

         1. Executive Duties. The Company hereby employs the Executive, and the
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         Executive hereby agrees to serve the Company, in the capacity of
         Executive Vice President and Chief Financial Officer. The Executive will devote his entire business time and best efforts during the Term of Employment (as hereinafter defined) to the performance of his duties, as now or hereafter assigned to him by the Vice Chairman Finance and Business Development, the Chairman and Chief Executive Officer, or the Board of Directors of the Company. If Executive terminates employment during the Term of Employment because of a material change in duties, reporting relationship whereby the Executive reports to someone below the Vice Chairman level, or working conditions, payments pursuant to paragraph 3 hereof shall be governed by subparagraph 3(g)(v) hereof.

         2. Term of Employment. The term of employment (the "Term of
            ------------------
         Employment"), except as otherwise specified herein, shall commence on September 1, 1994 and shall end on August 31, 1997.

         3. Compensation.  Except as hereinafter provided,  the Company shall
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         pay to the Executive, and the Executive shall accept from the Company, for the services and duties to be rendered and performed by the Executive during the Term of Employment:


            (a)  Base Compensation.
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                 (i)  For the period September 1, 1994 to December 31,
                 1994, base compensation at the annual rate of $400,000 (subject to applicable withholding and other taxes), payable in equal monthly installments on or before the first day of the month following each of the months during such period.

                 (ii) For the period January 1, 1995 to August 31, 1997, this annual base rate, $400,000, shall be increased by the same percentage increase and at the same time as the Senior Managers' Compensation Structure for members of the Senior Management Compensation Group is increased during the Term of Employment.

            (b)  Short Term Incentive Plan. During the Term of
                 -------------------------
                 Employment, the Executive shall participate in the Company's Senior Management Short Term Incentive Plan (the "STIP"). The maximum award earned by the Executive shall be $600,000 per year prorated in accordance with the terms of the STIP. For the period September 1, 1994 to December 31, 1994, the Standard Award for the Executive will be $l00,000, payable in accordance with the terms of the STIP.
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                                                        -2-


            (c)  Long Term Incentive Plan. During the Term of Employment,
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                 the Executive shall participate in the NYNEX Senior
                 Management Long Term Incentive Plan (the "LTIP") to the same extent awards are made to members of the Senior Management Compensation Group. The Company will award the Executive $128,000 for the 1994-1997 Performance Period pursuant to the LTIP.

            (d)  Stock Options.  During the Term of  Employment, the Executive
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                 will be eligible to participate  in all NYNEX stock  option plans to the same extent as members of the Senior Management Compensation Group; provided, however, that subject to the approval of the Committee on Benefits of the Board of Directors of the Company (the "Committee"), should the Executive be terminated without cause, the provisions of clause (x) of subparagraph 3(g)(v) hereof will apply to options granted to the Executive. Subject to the approval of the Committee, the Company will grant the Executive options for 56,000 shares as of the date the Executive commences employment, pursuant to the NYNEX 1990 Stock Option Plan.

            (e)  Other Benefits. In addition to the compensation and
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                 STIP, LTIP and Stock Option Plan grants and awards provided to the Executive pursuant to this Paragraph 3, the Company shall provide the following benefits to the Executive during the Term of Employment:

                 (i) The Executive, to the extent eligible, shall participate in the current and future employee benefit plans and programs sponsored by NYNEX, including but not limited to the NYNEX Mid-Career Hire Program, the NYNEX Mid-Career Pension Plan, and any medical, dental, and life insurance plans and programs;


                 (ii) The Company will provide the Executive with split dollar life insurance having an initial death benefit of $2,000,000, and estimated cash values in accordance with the illustration provided to the Executive by the Company, pursuant to and in accordance with the terms and conditions of the NYNEX Supplemental Life Insurance Plan;


                 (iii) The Executive shall be entitled to all perquisites and benefits available members of the Senior Management Compensation Group; and

                 (iv) If the Company Board of Directors does not approve the defined contribution pension plan currently under consideration, at termination of employment for any reason, the Executive shall have a choice of (i) a cash payment or annuity payments equal to what would have been provided by
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                                                        -3-

                 the defined contribution pension plan to the extent Executive would have been eligible under the conditions of his termination or (ii) benefits payable under existing pension plans to the extent eligible.


            (f)  Sign-on Bonus. Subject to the approval of the Committee,
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                 as soon as practical after commencement of employment, the
                 Company will grant to the Executive $600,000 worth of shares of restricted stock under, and in accordance with, the terms of the NYNEX 1987 Restricted Stock Award Plan, subject to the restrictions that if the Executive is still employed on the following dates, the restrictions shall lapse as follows:

                      August 31, 1995        one-third of the shares;
                      August 31, 1996        one-third of the shares;
                      August 31, 1997        one-third of the shares.

            (g)  Termination of Payments.  Payments under this subparagraph 3
                 -----------------------
                 shall terminate as follows:


                 (i) If the Executive voluntarily terminates his employment with the Company at any time during the Term of Employment, except for any reason set out in paragraph 1 of this Agreement, (w) the Company shall make no further payments to the Executive pursuant to subparagraph 3(a) hereof for any period of time subsequent to the date of such termination;
                 (x) grants and awards previously made to the Executive pursuant to the STIP, LTIP and the Stock Option Plan shall be governed by the terms of those plans; (y) all benefits provided pursuant to subparagraph 3(e) hereof shall cease as of the date of such termination, except as may be provided in the plans or programs or as required by law; and (z) rights to all restricted stock for which the restrictions have not lapsed pursuant to subparagraph (f) hereof shall be forfeited.

                 (ii) If the Executive dies at any time during the Term of Employment, (w) the Company shall make no payments under paragraph 3(a) of this Agreement to the Executive or his executors, administrators, assigns, beneficiaries or estate for any periods of time subsequent to the date of the Executive's death; (x) grants and awards previously made to the Executive pursuant to the STIP, LTIP and the Stock Option Plan shall be governed by the terms of those plans;
                 (y) the continuation, expiration and termination of the benefits provided pursuant to subparagraph 3(e) hereof shall be governed by the terms of the employee benefit plans and programs applicable in the event of the death of an employee as in effect on the date of death; and (z) rights to all restricted stock for which the restrictions have not lapsed

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                                       -4-


                 pursuant to subparagraph (f) hereof shall immediately vest and all restrictions shall lapse.


                 (iii) If the Executive's employment is terminated for cause as defined in Paragraph 4 hereof, (w) the Company shall be released and discharged of and from all obligations to make payments pursuant to 3(a) for periods of time subsequent to the date of such termination; (x) grants and awards previously made to the Executive pursuant to the STIP, LTIP and the Stock Option Plan shall be governed by the terms of those plans; (y) all benefits provided pursuant to subparagraph 3(e) hereof shall cease as of the date of such termination, unless otherwise provided by the terms of the benefit plans and programs in effect at the date of such termination; and (z) rights to all restricted stock for which the restrictions have not lapsed pursuant to subparagraph (f) hereof shall be forfeited.


                 (iv) If the Executive becomes and remains totally disabled during the Term of Employment, (w) the Company shall continue to pay the monthly payments specified in subparagraph 3(a) hereof to the Executive, in accordance with the terms of the NYNEX Sickness and Accident Disability Plan and the NYNEX Senior Management Long Term Disability and Survivor Protection Plan; (x) grants and awards previously made to the Executive pursuant to the STIP, LTIP and the Stock Option Plan shall be governed by the terms of those plans; (y) all benefits provided pursuant to subparagraph 3(e) hereof shall continue to be provided pursuant to the terms of the benefit plans and programs as in effect at the time; and (z) restricted stock for which the restrictions have not lapsed pursuant to subparagraph
                 (f) hereof shall continue to vest.


                 (v) If the Executive's employment is terminated by the Company without cause, (v) the Company shall continue to pay the monthly payments specified in subparagraph 3(a) hereof to the Executive to the end of the Term of Employment; (w) grants and awards previously made to the Executive pursuant to the STIP and LTIP shall be governed by the terms of those plans; provided, however, Executive shall be paid $300,000 per year for the remainder of the Term of Employment, prorated in accordance with the terms of the STIP, as if the payments were made pursuant to the STIP; (x) stock options that have not become exercisable pursuant to the terms of the Stock Option Plan shall immediately vest and become exercisable as of the date the Executive is notified of the termination; provided, however, the Executive shall be given sixty (60) days prior notice so that he will have sixty (60) days to exercise the vested options and no option or part thereof shall be exercisable prior to the first anniversary of the date the option is granted; (y) the continuation, expiration and termination of all other benefits provided pursuant to subparagraph 3(e) hereof shall be governed by the terms of the employee benefit plans and programs as in effect on the date of such termination; and (z) restricted stock for which the restrictions have not lapsed pursuant to subparagraph (f) hereof shall immediately vest and all restrictions shall lapse.

         4. Termination of Employment.
            -------------------------

            (a) The Executive may voluntarily terminate his employment with the Company at any time during the Term of Employment by giving thirty (30) days written notice to the Company.


            (b) The Executive's employment may be terminated by the Company during the Term of Employment with or without cause at the sole discretion of the Company. The term "cause" shall mean grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Executive, in the sole discretion and judgment of the Board of Directors of the Company, including but not limited to fraud, misappropriation, embezzlement, or the like, involving the Company or any of its subsidiaries or affiliates; or commission of any felony of which the Executive is finally adjudged guilty in a court of competent jurisdiction; or a willful breach of Paragraphs 8, 9, 10, or 11 of this Agreement. In the event that the Company terminates the employment of the Executive for cause, it will state in writing the grounds for such termination and provide this statement to the Executive within 10 business days after the date of termination. In the event that the reason for termination for cause was grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Executive, then the Company will give the Executive 60 calendar days prior written notice and an opportunity to cure his performance within these 60 calendar days. In the event that the Executive challenges a for cause determination and a court of law determines that the termination was not for cause as defined in this Agreement, the Company will pay the Executive's court costs and reasonable attorney fees.


         5. Expenses. In accordance with the Company's usual practices and
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         procedures, the Company agrees to reimburse the Executive for his reasonable travel expenses (other than normal commutation expenses) and other reasonable out-of-pocket expenses directly related to his work for the Company.

         6. Holidays and Vacation. The Executive shall have the 11 holidays per
            ---------------------
         calendar year recognized by the Company for its management employees. During 1994 the Executive shall be entitled to 2 management personal days and 15 vacation days. During each subsequent calendar year during the Term of Employment, the Executive shall have an aggregate of 4 management personal days and 25 vacation days. Notwithstanding the foregoing, such management personal days and vacation days shall be scheduled at such times and in such number with due regard to the needs of the business.

         7. Capacity.
            --------
            (a) The Executive hereby warrants and represents that he is legally capable and now physically capable of performing the duties contemplated in this Agreement and that such performance will not violate any agreements he has with, or breach any duties he owes to, any other employer or organization.

            (b) The Executive hereby warrants and represents that he has not, and covenants and agrees that he will not, disclose or appropriate to his own use or to the use of the Company or its subsidiaries or affiliates any secret or confidential information pertaining to the business of GAF/ISP Corporation or Xerox Corporation, or its clients or prospective clients obtained by the Executive while he was employed by GAF/ISP Corporation or Xerox Corporation, where such disclosure or appropriation would violate any agreements he has with, or would breach any duties he owes to GAF/ISP Corporation or Xerox Corporation, or its clients or prospective clients.

            (c) The Company hereby warrants and represents that this Agreement has been duly and validly authorized, executed and delivered.

         8. Non-Competition and Non-Solicitation.
            ------------------------------------
            (a) Without the prior written consent of the Company, the Executive shall not, during the Term of Employment and for a period of two years from the date of voluntary termination of employment, or for a period of six months from the date of termination of employment for any other reason including voluntary termination under paragraph 1 of this Agreement, with the Company, or any of its subsidiaries or affiliates, either for himself or as an agent, partner, joint venturer or employee of any Person, other than the Company, or any of its subsidiaries or affiliates, or in any other capacity, directly or indirectly:

                 (i) engage in Competitive Services for (x) any Client or
                 (y) any Prospective Client; or


                 (ii) contact, solicit or attempt to solicit, whether for his own account or for the account of any Person other than the Company, or any of its subsidiaries or affiliates, (x) any Client or (y) any Prospective Client; or

                 (iii) induce away from the Company, or any of its subsidiaries or affiliates, or facilitate the inducement away from the Company, or any of its subsidiaries or affiliates, any personnel of the Company, or any of its subsidiaries or affiliates, or interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the interests of the Company, or any of its subsidiaries or affiliates and their Clients; or (iv) invest in or otherwise be connected with, in any manner, any Person that provides or intends to provide products or services of the type provided by the Company, or any of its subsidiaries or affiliates for (x) any Client or (y) any Prospective Client.

            (b) For purposes of this Paragraph 8, the following terms shall have the following definitions:


                 (i) "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

                 (ii) "Client" means any Person for whom the Company performed Competitive Services within the 18 months immediately preceding the Executive's termination of employment.

                 (iii)"Competitive Services" means any business activity which was being conducted by the Company, or any of its subsidiaries or affiliates, at the time of the Executive's termination of employment and in which business activity the Executive participated during his employment with the Company, or any of its subsidiaries or affiliates.

                 (iv) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

                 (v) "Prospective Client" means any Person to whom the Company submitted, or assisted in the submission of, a proposal for Competitive Services during the 18 months immediately preceding the Executive's termination of employment.

            (c) Ownership of less than 5% of the securities in a publicly traded corporation shall not constitute a violation of this Agreement.

         9.  Intellectual Property and Proprietary Information.
             -------------------------------------------------
         The Executive has executed the NYNEX Employee Agreement Regarding Intellectual Property and Proprietary Information which is attached hereto as Appendix A and made a part of this Agreement.

         10. Company Rules; Code of Business Conduct. The Executive agrees to
             ---------------------------------------
         abide by all of the rules applicable to Company employees as such rules are made known to him from time to time. The Executive has received and read the publication entitled the NYNEX Code of Business Conduct.

         11. Modification of Final Judgment. The Executive has received and read
             ------------------------------
         the publication entitled NYNEX Policy for Compliance with the Modification of Final Judgment (August 1988) and has executed the Acknowledgment attached thereto. Such Acknowledgment is attached hereto as Appendix B and made a part of this Agreement.

         12. Additional Remedies.  In addition to any other rights or remedies,
             -------------------
         whether legal, equitable or otherwise, which each of the parties may have:

             (a) The Executive acknowledges that Paragraphs 8, 9, 10 and 11 of this Agreement are essential to the continued good will and profitability of the Company and its subsidiaries and affiliates and further acknowledges that the application and operation thereof shall not involve a substantial hardship upon his future livelihood. Should any court determine that any or all of such paragraphs of this Agreement are unenforceable in respect of scope, duration or geographic area, such court shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company and its subsidiaries and affiliates, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.


             (b) The parties hereto further recognize that irreparable
                 damage to the Company and its subsidiaries and affiliates will result in the event that Paragraphs 8, 9, 10 and 11 of this Agreement are not specifically enforced and that monetary damages will not adequately protect the Company and its subsidiaries and affiliates from a breach of this Agreement. If any dispute

         13. Waiver. Failure to insist upon strict compliance with any of the
             ------
         terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         14. Reformation and Severability. The Executive and the Company agree
             ----------------------------
         that the agreements contained herein shall each constitute a separate agreement independently supported by good and adequate consideration, shall each be severable from the other provisions of the Agreement, and shall survive the Agreement. If a court of competent jurisdiction determines that any term, provision or portion of this Agreement is void, illegal or unenforceable, the other terms, provisions and portions of this Agreement shall remain in full force and effect and the terms, provisions and portions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

         15. Notices. All notices and other communications hereunder shall be in
             -------
         writing and shall be deemed to have been duly given if delivered by hand or messenger, transmitted by fax, telex or telegram or mailed by registered or certified mail, return receipt requested and postage prepaid, as follows:

                  (a)  If to the Company, to:
                        NYNEX Corporation
                        1113 Westchester Avenue
                        White Plains, New York 10604
                        Attention:  Executive Vice President and General Counsel

                  (b)  If to the Executive, to:
                        2 West 67th Street
                        Apartment 10B
                        New York, NY 10023

         or to such other person or address as either of the parties shall hereafter designate to the other from time to time by similar notice.

         16. Assignability. This Agreement is personal in nature. The Executive
             -------------
         shall have no right to assign or transfer this Agreement. In the event of any attempted assignment or transfer by the Executive of his duties and obligations contrary to this paragraph, all the Executive's rights under this Agreement shall be forfeited, and the Company shall have no further liability under this Agreement. The Company may assign or transfer its rights under this Agreement only to a subsidiary or affiliate of the Company so long as such assignment shall not substantially change the current status of this Agreement or its place of performance. No assignment by the Company shall relieve the Company of the liabilities and responsibilities created by this Agreement.

         17. Entire Understanding. This Agreement constitutes the entire
             --------------------
         understanding between the Company and the Executive with respect to the subject matter hereof, superseding any and all prior written or oral understandings which may have existed.

         18. Amendment.  This Agreement may be amended or modified, in whole or
             ---------
         in part, only by an agreement in writing signed by the Company and the Executive.

         19. Headings.  The headings in this Agreement are inserted for
             --------
         convenience of reference only and are not to be considered in the construction of the provisions herein.

         20. Governing Law.  This Agreement shall be governed by, and construed
             -------------
         in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws of that State.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


EXECUTIVE                                           NYNEX CORPORATION

                                                    By
---------------------                                 ---------------------
Alan Z. Senter                                        F. V. Salerno
                                                      Vice Chairman Finance and
                                                      Business Development